UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2008

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On January 31, 2008, the Company issued a press release to announce, among other things, an update to its previously issued guidance for full year 2008 and 2007 revenue.

The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference. The information under Item 2.02 in this current report, including the exhibit thereto, is not deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Also on January 31, 2008, the Company announced, in the same press release, that it has received a request for additional information and clarification from the U.S. Food and Drug Administration (FDA) regarding its PMA approval application for its ATS 3f® Aortic Bioprosthesis tissue heart valve. Additionally, the Company announced the same valve has been approved by the Canadian regulatory authorities for sale in Canada.

The FDA’s request for additional information was primarily related to the in-vitro testing submitted in the original IDE application. The Company is confident it can provide information and analysis to assure FDA that the in-vitro data meets all FDA and international valve testing standards and that the ATS 3f® Aortic Bioprosthesis is safe and effective. The valve is currently approved for sale in Europe and marketing will begin in Canada in the near future.

The full text of the press release is furnished as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

January 31, 2008	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of ATS Medical, Inc. dated January 31, 2008